EXHIBIT 10.2

                                   ITEM 1,(4)

                       EXCLUSIVE LICENSE AGREEMENT BETWEEN
         J.J.REIDY & CO., INC. AND PHOENIX RESOURCES TECHNOLOGIES, INC.
                              DATED MARCH 12, 1996









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                           EXCLUSIVE LICENSE AGREEMENT


This Agreement, made and entered this 12th day of March, 1996 by and between J.J. Reidy & Co., Inc., a Massachusetts Corporation whose principal address is 1260 Main Street, Holden, Massachusetts 01520-1020, hereinafter referred to as "LICENSOR" and Phoenix Resources Technologies, Inc., a Nevada corporation whose principal address is 8283 North Hayden Road, Suite 128, Scottsdale, Arizona 85258, hereinafter referred to as "LICENSEE".

WITNESSETH:

WHEREAS, LICENSOR represents and warrants that it has the entire right, title, and interest in and to United States Patents numbered 5,106,512, 5,149,446, 5,203,989 and 5,366,705 relating to a Water Production/Generation System and any patents to issue on any continuation or division thereof and any new patents granted to LICENSOR relating to the Water Production/Generation System (hereinafter collectively referred to as "LICENSED PATENTS"), and that LICENSOR has the right to grant the licenses under the LICENSED PATENTS as specified hereinafter; and

WHEREAS, LICENSEE represents that it is a marketing firm with proprietary method(s) in which to exploit products and will employ any and all such means, proprietary or generally known, in which to perpetuate LICENSOR'S LICENSED PROPERTY with the conditions set hereinafter; and

WHEREAS, LICENSEE is desirous of obtaining an exclusive right and license to make, use, and sell Water Production/Generation System products, and component parts therefore, falling under the scope of any LICENSED PATENT (hereinafter referred to as "LICENSED PROPERTY"); and

WHEREAS, LICENSOR is willing to grant such right and license to LICENSEE under the conditions hereinafter set forth;

NOW  THEREFORE,   in  consideration  of  the  mutual  covenants,   promises  and
undertakings contained herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby reciprocally acknowledged, the undersigned parties agree as follows:




                           EXCLUSIVE LICENSE AGREEMENT
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1. GRANT OF LICENSE:  LICENSOR  hereby  grants to LICENSEE  for the term of this
Agreement, an exclusive right and license to make, use, and sell LICENSED PROPERTY according to the provisions set forth hereinafter with the full right and privilege to alter, change, and/or modify the contents and peripheral materials associated with LICENSED PROPERTY with the conditions set forth herein, and the right to sublicense sale and distribution of LICENSED PROPERTY according to the provisions and the conditions set forth hereinafter.

2. TERM OF LICENSE: The term of this Agreement shall commence upon the date of execution of this Agreement and shall remain binding and continue for the life of the last expiring LICENSED PATENT unless terminated sooner as provided herein.

3. OWNERSHIP OF LICENSED PROPERTY: This license Agreement is not a sale or lease of LICENSED PROPERTY from LICENSOR and the full title, rights and interest shall remain in the name of LICENSOR unless otherwise expressed herein and upon written mutual consent of both parties.

4.    ROYALTIES AND PAYMENTS:

                  4.1 LICENSEE agrees to pay a royalty to LICENSOR for the exclusive License Agreement in the amount of FIVE PERCENT (5.0%) of the gross sales by Phoenix Resources Technologies, Inc. and/or any sublicensees. Gross sales shall be defined as "the total of invoiced sales and the fair market value of licensed property transferred without invoice of LICENSED PROPERTY without deduction". Royalty payments shall be payable at the beginning of each month following the date of this Agreement.

                  An Advanced Royalty Payment shall be paid to LICENSOR each calendar year starting with the first payment to be remitted upon the joint signing of this Agreement and all subsequent payments paid on the anniversary date of this Agreement payable to J.J. Reidy & Co., Inc. in the total sum of Seventy-five Thousand Dollars and No/100 ($75,000.00). The exclusive right and license to Phoenix Resources Technologies, Inc. shall be renewed, without increase, each year upon this advanced royalty payment. Each Advanced Royalty payment is to be considered in effect an Annual Minimum Royalty and may be credited toward royalties due for no longer than the subsequent 24 months.

                  4.2 LICENSEE agrees that in no event will the LICENSED PROPERTY be broken-up and sold in component parts, without the express written consent of LICENSOR.


                           EXCLUSIVE LICENSE AGREEMENT
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                  4.3  Royalty  payments  shall  commence  on the date  executed hereinabove and shall be considered due and payable to LICENSOR within 30 days following the anniversary date of each calendar month following the contract execution date as stated above.

                  4.4 Each royalty payment will be accompanied by a report detailing the following:

                               4.4.1 The total sum of gross sales of each type of LICENSED PROPERTY sold and/or transferred during the month;

                               4.4.2 The total gross receipts collected from sales during the month;

                               4.4.3 The manufacturer Purchase Order and/or Invoice revealing the number of component parts ordered and received;

                               4.4.4 Inventory itemization and the change and flow of inventory during the month.

                  4.5 "Each type of LICENSED PROPERTY' shall be defined according to the cubic feet per minute of processed air by each unit and/or by name designated by the management of Phoenix Resources Technologies Inc.

                  4.6 If additional product(s) or service(s) are added to enhance the LICENSED PROPERTY value and results in increased sales revenue, then this increase in sales revenue figure shall be included in the determination of royalty payment(s) due LICENSOR.

5.    SUBLICENSE CONTRACTS:

                  5.1 Licensee shall have the right to sublicense the LICENSED PROPERTY to third parties it deems creditable and trustworthy to sell and/or distribute LICENSED PROPERTY in various designated territories and/or regions.

                  5.2 Both parties agree that the Definition of Sublicense shall mean, "the right granted by LICENSEE to a third party to distribute and sell LICENSED PROPERTY in accordance with the provisions and conditions provided herein."




                           EXCLUSIVE LICENSE AGREEMENT
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                                                    16



                  5.3 LICENSEE shall determine the cost and fees of any and all sublicenses sold, which costs and fees shall be its sole property.

                  5.4  LICENSEE  retains  the  right  to  waive, finance, and/or
                  accept  partial  payment  (down  payment)  of  any  and    all
                  sublicense fees.

                  5.5 LICENSEE agrees that all sublicense contracts are to encompass and embrace the parameters of this Licensing Agreement as not to violate any provision contained herein in whole or in part.

6.    DURATION/TERM/MAINTENANCE OF EXCLUSIVITY:

                  6.1 The license granted herein is exclusive and shall remain exclusive until the third anniversary of the EFFECTIVE DATE written above.

                  6.2 Subsequent to the third anniversary of the EFFECTIVE DATE written above, this license Agreement may be terminated by LICENSOR, upon written notice to the other if the Advanced Royalty Payment is not paid according to the provisions of paragraph four point one (4.1) above to the LICENSOR. Such notice shall be deliverable by either party to the other within 30 days of the delivery by LICENSEE to LICENSOR of the last royalty report specified in Section 1.0 and section 4.0 above, hereby creating this option to terminate exclusivity.

                  6.3 LICENSEE agrees to put forth its best efforts to sell LICENSED PROPERTY during the period of exclusivity of the licenses granted herein.

7.    RECORDS AND INSPECTION:

                  7.1 LICENSEE agrees during the life of the LICENSED PATENTS (Attached hereto) LICENSEE shall keep accurate records showing the quantity of goods manufactured by and/or for LICENSEE under this Agreement and supporting documentation of all sales, which records shall be open to inspection by LICENSOR's accountant during reasonable business hours. The records available for inspection by LICENSOR's accountant shall include records of each particular LICENSED PROPERTY type manufactured and sold to determine the royalty payment.





                           EXCLUSIVE LICENSE AGREEMENT
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                  7.2 LICENSEE  shall reduce all  sublicenses  granted herein to written  Agreements which shall include a Provision  providing
                  for  the   maintenance  of  records  by  the   sublicensee  as
                  hereinabove provided and permitting LICENSOR's accountant to inspect said records during reasonable business hours.

                  7.3 LICENSEE shall provide a yearly audit of the books in regards to LICENSOR's royalty payments which shall be conducted by a Certified Public Accountant in accordance with generally accepted accounting principles and delivered for inspection to LICENSOR.

                          7.3.1 If LICENSOR so desires an audit conducted before the year-end audit scheduled, LICENSOR has the right to conduct such an audit at LICENSOR's own expense.

8. TRANSFER OF CUSTODY, KNOW~HOW AND TECHNICAL ASSISTANCE:

                  8.1 LICENSOR agrees to provide all information in its possession to assist LICENSEE to manufacture or have manufactured LICENSED PROPERTY. LICENSOR shall transfer to the care and custody of LICENSEE within 30 days from the execution of this Agreement, all information in its possession pertaining to the LICENSED PROPERTY, and all information material and pertaining to the manufacture, adaptation or modification thereof which may or may not effect marketing campaigns and the sales thereof consisting of, for example, but not limited to:

                          8.1.1 Design Data-All engineering, film, disks, camera work, negatives, layouts, registration mark copy for reproduction and reprint, logos, type fonts, etc.

                          8.1.2 Process Specifications -All details, processes, steps and procedures concerning, but not limited to, care of product, storage, the do's and don'ts, print specifications, packaging specifications, etc.

                          8.1.3 Test Data - All test data material and the results thereof.

                          8.1.4 Commercial Operation Data - manufacturer costs, volume discounts, minimum order levels, maximum order levels, turn-around production time, shipping costs and requirements, etc.



                           EXCLUSIVE LICENSE AGREEMENT
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                          8.1.6  Mold specifications and box specifications.

                          8.1.7 Endorsement Grant - granting the permission to LICENSEE the use of any and all previous endorsements with the permission of the endorser.

                          8.1.8 Patent Documentation - Patent registration documentation and related materials to understand parameters of patent for infringement purposes and to convey to legal counsel.

                          8.1.9 Trademark Registration - Trademark registration material in its possession in order to make application for amendment(s).

                  8.2 LICENSOR shall also make available in a timely fashion, all improvements relating to the LICENSED PROPERTY, including changes, and modifications and specifications, methods and materials, during the term of this Agreement.

9.    TERMINATION OR REVOCATION OF LICENSE:

                  9.1 This Agreement and the rights and licenses granted herein shall wholly cease and terminate prior to the termination of the license as described in Section 2.0 and 6.0 hereinabove upon the occurrence of any of the following events:

                          9.1.1 Any material breach by either party of the terms of this Agreement, provided the non-breaching party is the one seeking the termination and gives the other party written notice of intention to terminate, which shall state the fault or breach upon which the party relies. The termination shall become effective thirty
                          (30) days following receipt of the notice given pursuant to Section 46 herein by the party against whom the termination is sought, if such default or breach is not rectified to the reasonable satisfaction of the parties within that time; or

                          9.1.2 If the LICENSOR does not receive the first Advanced Royalty Payment referred to in paragraph four point one (4.1) at the time of the 3oint approval and signing of this Agreement.


                           EXCLUSIVE LICENSE AGREEMENT
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                          9.1.3  This   Agreement   shall   terminate  upon  the
                          insolvency and/or criminal conviction of either party unless otherwise agreed to in writing.

                          9.1.4 Upon termination, LICENSOR shall have the first right of approval to purchase LICENSEE's inventory for cost payable within thirty (30) days of written offer. Written offer must be accepted within thirty (30) days of written offer. Written offer must be accepted within thirty (30) days of delivery of offer. In no event shall LICENSEE sell existing inventory after a period of six (6) months after termination notice.

                          9.1.5 The mutual consent of the parties expressed in writing.

10.   EFFECT OF TERMINATION OR REVOCATION:

                  10.1 The termination of this Agreement shall not release LICENSEE from the obligation to pay LICENSOR any accrued sums owed to LICENSOR, or from fulfilling any other accrued obligation. Additionally, such termination shall be without prejudice to any right or remedy which either party may have, or believes it has, against the other party.

                  10.2 The termination of this Agreement as a result of the provisions and conditions provided herein, and/or the breach thereof, or an uncontrolled act of Cod, government, laws, etc. which prohibit the fulfillment of this Agreement shall not bind the LICENSEE to fulfill projected sales figures or the payment of projected royalties.

                  10.3 In no case shall LICENSEE have any claims for repayment or offset of any sum or sums which shall have been paid as required under the terms of this Agreement.

                  10.4 Upon termination, each party will retain proprietary property(s) and the complete rights, title, and interest of any and all proprietary property, information, and material introduced.

                  10.5 Upon termination and revocation of License Agreement, each party will properly return, in a timely fashion, any and all proprietary property to the owner of that property in the same manner and condition received in relation to 10.4 above.


                           EXCLUSIVE LICENSE AGREEMENT
                                  PAGE 7 of 15

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                  10.6 Upon  termination  and  revocation of License  Agreement,
                  LICENSOR has the right to purchase from LICENSEE any items not considered LICENSED PROPERTY, such as, but not limited to, changes in the LICENSED PROPERTY name, Trademark or Trade name, Universal Product Codes, marketing material changes, alterations, and/or modifications duly registered, etc. at a fair market price.

11.   CONTRACT RENEWAL:

                  11.1 The License Agreement will automatically renew itself at the maturity of the third anniversary conditioned upon the fulfillment and completion of Section 6.0 by LICENSEE providing sufficient documentation of such. Ml other arrangements must be of mutual consent of the parties expressed in writing.

                  11.2 Upon renewal of License Agreement, no fees shall be assessed or monies transferred for the right to renew this License Agreement above the amount specified in Section 4, paragraph four point one (4.1) hereinabove.

12.  SUBLICENSE  CONTRACTS:   LICENSEE  shall  provide  and  deliver  sublicense
contracts to LICENSOR as a matter of record.

13.  SUBLICENSE   PROPERTY:   All  sublicense   contracts  shall  be  considered
proprietary and confidential and shall remain the property of LICENSEE and/or the introducing party.

14.   PRODUCT ENDORSEMENTS:

                  14.1 LICENSOR agrees to acknowledge by letter the right of LICENSEE to use prior endorsements at the discretion of LICENSEE in an appropriate manner of marketing with the consent of the endorser.

                  14.2 LICENSEE shall seek endorsements, including celebrity endorsements, that LICENSEE deems qualified to represent LICENSED PROPERTY, and such endorsements obtained by LICENSEE shall remain the property of LICENSEE.

15.   LICENSEE OBJECTWE AND MAR~NG:

                  15.1 LICENSEE's overall objective is to establish and maintain the awareness and exposure of LICENSED PROPERTY to enhance sales and future growth.

                           EXCLUSIVE LICENSE AGREEMENT
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                  15.2  LICENSEE  will  maintain  the  image  and  integrity  of
                  LICENSED PROPERTY for the duration if this License Agreement. No marketing campaign shall be undertaken which falls to project good moral and ethical values. This specifically includes the advertisements or endorsements from alcohol, tobacco or other companies which fail to reflect the highest of moral standards.

                  15.3 LICENSEE hereby commits the resources and puts forth best efforts in accomplishing, completing, and fulfillment of the promises contained herein.

                  15.4 LICENSEE shall have the right to create commercial production (radio, television, print) and other means in which to fulfill License Agreement.

                  15.5 LICENSEE will create a long-term public relations strategy in which to achieve awareness, sales, and growth.

16. PRODUCT NAME: LICENSEE retains the right to change the LICENSED PRODUCT's name with the consent of LICENSOR.

17. DESIGN PACKAGING: LICENSEE shall hereby have the right to alter, change, add or remove any item, color, format, or material in design packaging with the expressed consent of LICENSOR.

18. COPYRIGHT USAGE:

                  18.1 LICENSOR hereby grants the right to LICENSEE the use of any and all, in whole or in part, copyright materials related to LICENSED PROPERTY.

                  18.2 LICENSEE shall file all copyright documentation and provide LICENSOR with copies of such filing(s).

19. TRADEMARK REGISTRATION - U.S. FOREIGN: LICENSEE shall make application and pay filing fees in registering changes to trademark and/or trade name registration.






                           EXCLUSIVE LICENSE AGREEMENT
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                  20.1 LICENSEE shall make application for foreign trademark and/or trade name registration and pay all fees necessary and will make and forward copies to LICENSOR.

                  20.2 LICENSEE shall retain the full rights, title, and interest in any and all trademark(s) and trade name(s) registration in foreign countries.

                  20.3 LICENSOR shall make application for any foreign patents desired by LICENSEE, at LICENSEE's expense. LICENSOR has the option to separately make application for any foreign patent at LICENSOR's own expense.

21. GRANT OF TRADEMARK USAGE LICENSE: LICENSOR hereby grants the exclusive license to LICENSEE to use any and all trademarks regarding LICENSED PROPERTY under the conditions contained herein.

22. GRANT OF TRADE NAME USAGE LICENSE: LICENSOR hereby grants the exclusive license to use such trade names, symbols or logos associated with LICENSED PROPERTY.

23. TRADEMARK QUALITY CONTROL:

                  23.1 LICENSOR has the right to approve LICENSED PROPERTY sold bearing the trademark licensed herein for conformance with agreed quality standards.

                  23.2 LICENSEE shall supply LICENSOR a specimen of the goods sold under the mark once per year.

                  23.3 Before implementing changes in the goods sold under the mark, LICENSEE shall provide LICENSOR a specimen of the changes.

                  23.4 If LICENSOR does not ob3ect to the specimen within two weeks, goods conforming to the specimen are deemed approved.

24. PRODUCT AND MATERIAL ADDITIONS:

                  24.1 LICENSEE shall have the right to make an addition(s) to LICENSED PROPERTY with the consent of LICENSOR for appeal and/or added value.

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                  24.2 LICENSOR shall retain all rights, title, and interest to any additional product(s), or material addition(s) made to LICENSED PROPERTY.

25. ASSEMBLY: LICENSEE has the right and responsibility to assemble or have assembled LICENSED PROPERTY.

26. UNIVERSAL PRODUCT CODE: LICENSEE shall make application to obtain a UPC code for LICENSED PROPERTY.

27. LICENSE PARAMETER: LICENSOR agrees that exclusive License Agreement is not bound or limited to any country, state or province.

28. MAINTENANCE OF PATENT(s): LICENSOR hereby agrees to maintain the above referenced patents in good standing.

29. PRODUCT LIABILITY INSURANCE: LICENSEE shall, during the entire term of this Agreement maintain a minimum policy of $1,000,000.00 (One Million Dollars) in product liability insurance covering LICENSED PROPERTY sold by LICENSEE or any of its sublicenses. J.J. Reidy & Co., Inc. shall be named "additionally insured" thereon with respect to any claims made against LICENSOR as a result of LICENSEE's or any of its sublicensee's sales of LICENSED PROPERTY. LICENSEE shall provide LICENSOR a copy of such insurance policy within thirty (30) days of execution of its marketing opening date of sales. LICENSEE shall also indemnify and hold harmless J.J. Reidy & Co., Inc., its employees, directors, officers, and shareholders as to any claims, lawsuits, threatened litigation or judgments rendered, relating to the LICENSED PROPERTY sold by LICENSEE or any of its sublicensees.

30. TRADE SECRETS: Both parties acknowledge and agree that the other party possesses trade secrets that are proprietary property and constitute a valuable trade secret. Both parties agree not to disclose or make available to third parties the information, processes, methods, etc. or any portion thereof that is considered trade secrets without the prior written approval of the other party.

31. CUSTOMER PROPERTY: LICENSEE shall retain the full rights, title, and interest in any and all customer names and sublicensee names sold and/or generated as a result of the marketing and promotion effort.






                           EXCLUSIVE LICENSE AGREEMENT
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                  32.1 In the event infringement is discovered and/or litigation commences with respect to any claim of infringement of LICENSOR's LICENSED PROPERTY, LICENSEE has the responsibility to pursue any and all litigation to protect the marketing effort. LICENSOR shall have the option to participate in such claim in proportion to the expense LICENSEE bears, i.e. 50% of litigation expenses = 50% of the claim/settlement. In the event LICENSOR exercises this option to participate, LICENSOR shall be entitled to retain an equal percentage amount, in relation to the percentage amount of expenses incurred, of the
                  receipts  from  such  settlement,   judgment,   compromise  or
                  arbitration.

                  32.2 In the event infringement is discovered and LICENSEE does not act upon settlement of infringement or litigation in a reasonable amount of time as not to effect the marketing campaign, sales and/or growth, then LICENSOR shall have the right to pursue the infringing party for damages, and retain the proceeds.

33. SETTLEMENT OF OTHER CLAIMS: LICENSOR shall be entitled to retain the proceeds of any and all settlements, judgments, compromises or arbitration of existing claims it has against any third parties.

34. USE RESTRICTIONS: LICENSEE agrees not to use LICENSED PROPERTY in any illegal, fraudulent, or deceptive manner to damage the good name and/or standing of the LICENSED PROPERTY.

35. TRANSFER RESTRICTIONS/ASSIGNABILITY/SALE: Any party may assign and/or sell this Agreement, or any right or obligation under this Agreement, to any third party without the written consent of the other party hereto, any such assignment and/or sale shall be made in accordance with the provisions herein. If LICENSEE sells or assigns this Agreement, LICENSOR will receive from LICENSEE ten percent (10%) of the assignment/sale price.

36. FIRST RIGHT OF REFUSAL: LICENSOR agrees to grant LICENSEE first right of refusal on any contemplated assignment/sale of the above referenced patent(s) during the term of this Agreement.

LICENSEE agrees to grant LICENSOR the first right of refusal on any contemplated assignment/sale of this Agreement during the term of this Agreement.


                           EXCLUSIVE LICENSE AGREEMENT
                                  PAGE 12 of 15



RAY'S INITIALS /S/ JRR                                  REIDY'S INITIALS /S/ JSR

37. UPDATE: LICENSOR agrees to forward and/or transfer any and all updates that pertain to the LICENSED PROPERTY including, but not limited to, information regarding marketing, competition, regulations, processes, specifications, etc.

38. MARKET RETENTION: LICENSEE shall retain full rights, title, and interest to markets created as a result of a marketing campaign implemented pursuant to this Agreement.

39. WAWERS: No action taken pursuant to this Agreement, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. The waiver by any party of any of the conditions precedent to its respective obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement.

40. BENEFITS: Except as expressly provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligation, or liability under or by reason of this Agreement.

41. CONSTRUCTIONIJURISDICTION: Inasmuch as the transactions which may arise or occur between the parties and/or their principals may cross boundaries of national jurisdiction, this Agreement shall be construed and interpreted in accordance with the laws of the United States of America and the State of Massachusetts.

42. ARBITRATION: Both parties agree that any claim, dispute or other differences between them shall be exclusively resolved by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. All arbitration proceedings are to be held in a city of mutual choice. In the event of arbitration between the parties with respect to disputes arising under this Agreement or the subject matter hereof, the prevailing party shall be entitled to recover from the other party all attorney's fees and other costs directly related to the arbitration proceeding (including those relating to appeals) incurred by such prevailing party.

43. SEVERABILITY: Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.



                           EXCLUSIVE LICENSE AGREEMENT
                                  PAGE 13 of 15


RAY'S INITIALS /S/ JRR                                  REIDY'S INITIALS /S/ JSR

                  44.1 LICENSOR agrees not to compete in sales directly, indirectly, or in any capacity unless authorized by LICENSEE during the term of this License Agreement.

                  44.2 LICENSOR agrees not to directly or indirectly cause or have caused competition, the sale or transfer of any trade secrets and/or information that would cause harm, potential or otherwise, to LICENSEE for the duration of this Agreement.

45. NOTIFICATION: Any notice hereunder must be in writing and may be personally delivered or may be given by registered letter and shall be deemed to have been given when such registered letter, properly addressed to the addressee indicated above, is mailed return receipt requested, and receipt acknowledged. Either party hereto may at any time by thirty (30) days notice to the other, designate any other address in place of those above given.

46. TAX RESPONSIBILITY: Each party to this Agreement is responsible for their own taxes, tax consequences, and the payment of any Federal, State or local taxes thereof.

47. EMPLOYEE STATUS: It is understood and agreed by both parties that neither party is an employee of the other.

48. FURTHER DOCUMENTS: Each of the parties hereto agrees to execute and deliver all such documents and to do any and all acts matters and things as may be necessary or proper in order to carry out the intended purposes of this Agreement.

49. PRIOR AGREEMENTS: This Agreement shall supersede and replace any and all prior License Agreements entered into between the parties hereto related to the subject matter hereof and any such prior Agreements shall be, and they are hereby, cancelled

50. EFFECTWE DATE: The effective date of this Agreement shall be upon the acceptance and execution thereof by both parties.

51. ENTIRE AGREEMENT: This instrument contains the entire Agreement between the LICENSOR and LICENSEE containing 15 pages and 1 "Attachment A" and no modification hereof shall be binding on the parties unless it is in writing and signed by a duly authorized officer of the parties to be bound.




                           EXCLUSIVE LICENSE AGREEMENT
                                  PAGE l4of 15





RAY'S INITIALS /S/ JRR                                  REIDY'S INITIALS /S/ JSR

52. DOCUMENT ORIGINALS: This document is considered as an original, binding and enforceable Agreement, whether executed in original, binding counterparts or facsimile.

53. AUTHORITY: All parties warrant that they have the requisite authority and capacity to execute this Agreement and that its terms and provisions constitute valid and legally enforceable rights and obligations against the parties, their successors, administrators, etc.

IN WITNESS WHEREOF, the parties have affixed their names, signatures, and seals, by their executive officers thereto duly authorized, on the day and year first above written.




IN BEHALF OF LICENSEE:                         IN BEHALF OF LICENSOR

Phoenix Resources Technologies, Inc.           J.J. REIDY & CO., INC.

By /s/ James R Ray, President                  By /s/ James J. Reidy, President
   -----------------------------                  ------------------------------
                  Corporate Seal                                  Corporate Seal

Subscribed and sworn to before me              Subscriber and sworn to before me
this 12th day of March, 1996.                  this 12, day of March, 1996

/s/ Melissa J. Hausmann                         /s/ Melissa J. Hausmann
--------------------------------               ---------------------------------
Notary Public                                  Notary Public

My commission expires: May 19, 1996          My commission expires: May 19, 1996







                           EXCLUSIVE LICENSE AGREEMENT
                                  PAGE 15 of 15

                                 ATTACHMENT "A"
                              Consulting Agreement


This Attachment is an integral part of this LICENSING AGREEMENT between Phoenix Resources Technologies, Inc. of Scottsdale, Arizona and J. J. Reidy & Co.. Inc, of Holden, Massachusetts, USA.

WHEREAS Phoenix Resources Technologies, Inc., hereinafter referred to as LICENSEE, desires the skill and services of James J. Reidy, hereinafter referred to as LICENSOR as he is the principal officer of the LICENSOR, it is hereby agreed.

1. James J. Reidy, (LICENSOR) agrees to put forth his best efforts and skills to assist LICENSEE in the development, production, marketing, and ongoing research and development of products known generally as Water Production/Generation System.

2. LICENSEE, in return for the services described in paragraph one (1) above agrees to pay Six Thousand, Two Hundred and Fifty Dollars ($6,250 00) per month, plus reasonable inflationary increases each year, to James J. Reidy on the fifteenth (15th) day of each month beginning on the 15th day of ~ 1996. In addition Phoenix Resources Technologies, Inc will provide James - J. Reidy reasonable and adequate R&D expenses as required and agreed.

3. James J Reidy agrees to put forth his best effort for the duration of this License Agreement.

4. This Agreement can be canceled at any time by mutual agreement of both parties, acknowledged in writing by both parties, and with thirty (30) days notice.

5. In the event a disagreement arises between these parties, it is agreed that a settlement shall be decided by arbitration as described in paragraph 42 of the LICENSING AGREEMENT attached

IN WITNESS WHEREOF, the parties have affixed their names, signatures, and seals, by their executive officers thereto duly authorized, if appropriate, on the day and year notarized below.

IN BEHALF OF LICENSEE:                         IN BEHALF OF LICENSOR



Phoenix Resources Technologies, Inc.           James J. Reidy

By /s/ James R. Ray, President                 /s/ James J. Reidy
   ---------------------------                      -------------

Corporate Seal

Subscribed and sworn to before me              Subscribed and sworn to before me
this 12th day of March, 1996.                  this 12th day of March, 1996

/s/ Melissa J. Hausmann                        /s/ Melissa J. Hausmann
---------------------------------              ---------------------------------

Notary Public                                  Notary Public
                             SEAL                                           SEAL
My commission May 19, 1996                    My commission expires May 19, 1996